Exhibit 99.1

news release

Omnicare Reports Fourth-Quarter and Full-Year 2012 Financial Results; Company Provides Full-Year 2013 Guidance

CINCINNATI, February 19, 2013 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its fourth quarter and full year ended December 31, 2012.

Fourth-Quarter Highlights:

•	Gross profit increase of 4.7% to $377 million; 152 basis-point expansion in gross margin rate

•	Adjusted cash earnings per diluted share from continuing operations 10.3% higher to $0.86; GAAP earnings per diluted share of $0.54

•	Cash flows from continuing operations of $128 million

Full-Year Highlights:

•	Gross profit increase of 7.7% to $1,483 million; 181 basis-point expansion in gross margin rate

•	Adjusted cash earnings per diluted share from continuing operations 15.9% higher to $3.36; GAAP earnings per diluted share of $1.73

•	Cash flows from continuing operations of $544 million

“We are pleased with our progress throughout 2012, in which we generated double-digit adjusted cash earnings per diluted share growth in every quarter,” said John L. Workman, Omnicare's Chief Executive Officer. "During the fourth quarter, we continued to leverage our scale position in our Long-Term Care Group to capitalize on the increased utilization of low-cost generic drugs, while also driving robust results within the manufacturer-focused platforms of our Specialty Care Group."

Fourth-Quarter Results

Financial results from continuing operations for the quarter ended December 31, 2012, as compared with the same prior-year period, were as follows:

•	Net sales was $1,530 million versus $1,557 million

•	Gross profit was $377 million as compared with $360 million

•	GAAP income from continuing operations per diluted share was $0.54 versus $0.34

•	Adjusted cash earnings per diluted share from continuing operations (see “per share” discussion below and attached supplemental information) was $0.86 versus $0.78

•	Adjusted EBITDA from continuing operations was $164 million versus $163 million

Cash flows from continuing operations for the quarter ended December 31, 2012 were $128 million versus $101 million in the comparable prior-year quarter.

“We are encouraged by the progress we have made since standardizing our approach to operations," said Nitin Sahney, Omnicare's President and Chief Operating Officer. "Within our Long-Term Care Group, we continue to implement our previously outlined multi-phased operating plan to drive greater results. Most recently, we executed a sales transformation strategy while also refining our approach to customer retention. Our Specialty Care Group continues to demonstrate very solid growth, which is a reflection of the investments we have made over the course of the past two years."

Financial Position

Omnicare concluded the fourth quarter of 2012 with no borrowings outstanding on its revolving credit facility and $455 million in cash on its balance sheet.

Omnicare repurchased approximately 0.8 million additional shares of common stock during the fourth quarter for an aggregate amount of $28 million, while also entering into a previously announced Accelerated Share Repurchase (ASR) agreement to repurchase an aggregate of $250 million of the Company's common stock. Under the ASR agreement, Omnicare received approximately 5.8 million shares at the inception of the ASR agreement in exchange for $250 million. The total number of shares ultimately repurchased under the agreement will be determined upon the final settlement in the first half of 2013. As of December 31, 2012, the Company had approximately $220 million of availability under its current share repurchase authorization.

"Our strong fourth-quarter cash flows enabled us to continue redeploying capital in a manner that we believe is advantageous for our shareholders," said Rocky Kraft, Omnicare's Chief Financial Officer. "For the full-year, we returned over $434 million to shareholders through share repurchases and cash dividends, marking a 176% increase over the amount returned in 2011.”

Full-Year Results

Financial results from continuing operations for the year ended December 31, 2012, as compared with the same prior-year period, were as follows:

•	Net sales were $6,160 million versus $6,183 million

•	Gross profit was $1,483 million versus $1,377 million

•	GAAP income from continuing operations per share was $1.73 versus $1.41

•	Adjusted cash earnings per diluted share from continuing operations was $3.36 versus $2.90

•	Adjusted EBITDA from continuing operations was $676 million versus $613 million

Operating cash flow from continuing operations for the full-year 2012 totaled $544 million versus $549 million for the full-year 2011.

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare's website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare's operations.

Segment Information

Financial results for the Long-Term Care Group for the fourth quarter ended December 31, 2012 were as follows:

•	Net sales of $1,184 million were 7.3% lower than $1,277 million in the same prior-year period

•	Adjusted operating income from continuing operations of $155 million increased 6.2% from $146 million in the same prior-year period

Financial results for the Specialty Care Group for the fourth quarter ended December 31, 2012 were as follows:

•	Net sales of $346 million were 25.4% higher than $276 million in the same prior-year period

•	Adjusted operating income from continuing operations of $36 million increased 33.3% from $27 million in the same prior-year period

Special Items

The results of the fourth quarter and full-years ended 2012 and 2011 include the impact of special items and cash-based earnings adjustments as follows:

	Three months ended				Year ended
	December 31, 2012		December 31, 2011		December 31, 2012		December 31, 2011
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$12.1M	$0.11	$27.5M	$0.24	$93.0M	$0.82	$82.6M	$0.72
Cash-based EPS Adj.	$23.6M	$0.21	$23.6M	$0.21	$91.2M	$0.81	$88.9M	$0.77

The special items and cash-based earnings adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

For the full-year 2013, Omnicare expects the following:

	2012 Results	FY2013 Guidance	% Change
Revenue	$6.2B	$6.1B to $6.2B	-1.6% to 0.0%
Adjusted cash earnings per diluted share (excluding special items)	$3.36	$3.47 to $3.57	3.3% to 6.3%
Cash flows from operations (excluding settlement payments)	$544M	$450M to $500M	-17.3% to -8.1%

Mr. Workman continued, "Looking ahead to 2013, our organization remains focused on establishing sustainable net organic growth within our Long-Term Care Group; continuing the growth momentum in our Specialty Care Group; and efficiently allocating capital. By executing on these core elements, while also capitalizing on new opportunities to leverage our assets, we believe we will continue to enhance shareholder value."

Webcast Today

Omnicare will hold a conference call to discuss its fourth-quarter and full-year 2012 financial results today, Tuesday, February 19, at 8:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across North America. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions on favorable terms or at all; trends for the continued growth of the Company's businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company's customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the successful integration of acquired companies and realization of contemplated synergies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company's products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price, and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long term care pharmacies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company's contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or to the proportion of the Company's business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for the Company's stock and in the financial markets generally; access to adequate capital and financing; changes in tax laws and regulations; changes in accounting rules and standards; the impacts of potential cybersecurity risks and/or incidents; and costs to comply with the Company's Corporate Integrity Agreement. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Year ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$1,529,945	$1,557,085	$6,160,388	$6,182,922
Cost of sales	1,153,281	1,197,401	4,676,983	4,805,825
Gross profit	376,664	359,684	1,483,405	1,377,097
Selling, general and administrative expenses	214,090	199,902	819,642	773,835
Provision for doubtful accounts	26,851	25,410	99,407	98,552
Settlement, litigation and other related charges	11,148	23,103	49,375	55,674
Other charges	2,046	5,154	67,803	16,093
Operating income	122,529	106,115	447,178	432,943
Interest expense, net of investment income	(29,659)	(36,080)	(135,103)	(160,118)
Income from continuing operations before income taxes	92,870	70,035	312,075	272,825
Income tax provision	33,852	31,723	117,201	111,293
Income from continuing operations	59,018	38,312	194,874	161,532
Loss from discontinued operations	—	(7,129)	—	(74,608)
Net income	$59,018	$31,183	$194,874	$86,924
Earnings (loss) per common share - Diluted:
Continuing operations	$0.54	$0.34	$1.73	$1.41
Discontinued operations	—	(0.06)	—	(0.65)
Net income	$0.54	$0.27	$1.73	$0.76
Weighted average number of common shares outstanding:
Diluted	110,074	114,344	112,988	114,781

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Consolidated Balance Sheets
(000s)
Unaudited

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$454,213	$580,262
Restricted cash	1,066	2,336
Accounts receivable, less allowances	857,052	931,314
Inventories	385,698	419,378
Deferred income tax benefits	136,186	153,444
Other current assets	254,644	210,637
Total current assets	2,088,859	2,297,371
Properties and equipment, at cost less accumulated depreciation	282,660	225,257
Goodwill	4,256,959	4,250,579
Identifiable intangible assets, less accumulated amortization	196,873	235,270
Other noncurrent assets	163,913	184,633
Total noncurrent assets	4,900,405	4,895,739
Total assets	$6,989,264	$7,193,110
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$200,125	$273,768
Accrued employee compensation	73,791	61,019
Current debt	27,713	26,447
Other current liabilities	180,385	178,833
Total current liabilities	482,014	540,067
Long-term debt, notes and convertible debentures	2,030,030	1,968,274
Deferred income tax liabilities	914,660	838,857
Other noncurrent liabilities	56,848	50,476
Total noncurrent liabilities	3,001,538	2,857,607
Total liabilities	3,483,552	3,397,674

Stockholders' equity	3,505,712	3,795,436
Total liabilities and stockholders' equity	$6,989,264	$7,193,110

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
(000s)
Unaudited

	December 31, 2012
	Three months ended	Year ended
Cash flows from operating activities:
Net income	$59,018	$194,874
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	13,676	51,932
Amortization	20,632	84,009
Write-off of debt issuance costs	—	12,466
Loss on debt extinguishment	—	35,092
Deferred tax provision	58,773	95,742
Changes in assets and liabilities, net of effects from acquisition and divesture of businesses:
Accounts receivable and unbilled receivables, net of provison for doubtful accounts	45,708	80,080
Inventories	(45,050)	37,736
Current and noncurrent assets	(48,231)	17,110
Accounts payable	25,749	(69,423)
Accrued employee compensation	10,593	12,476
Current and noncurrent liabilities	(13,287)	(7,610)
Net cash flows from operating activities	127,581	544,484
Cash flows from investing activities:
Acquisition of businesses, net of cash received	(462)	(34,873)
Divestiture of businesses, net	—	19,207
Capital expenditures	(28,487)	(99,920)
Marketable Securities	(18)	(25,018)
Transfer of cash to trusts for employee health and severance costs, net of payments out of the trust	640	1,326
Other	(718)	(56)
Net cash flows used in investing activities	(29,045)	(139,334)
Cash flows from financing activities:
Payments on Term Loans	(5,313)	(24,688)
Proceeds from long-term borrowings and obligations	—	425,000
Payments on long-term borrowings and obligations	(1,271)	(453,573)
Capped Call transaction	—	(48,126)
Fees paid for financing activities	(402)	(7,566)
Decrease in cash overdraft balance	(13,387)	(14,927)
Payments for Omnicare common stock repurchases (Note 2)	(278,049)	(388,968)
Proceeds for stock awards and exercise of stock options, net of stock tendered in payment	19,241	24,951
Dividends paid	(14,449)	(45,214)
Other	1,899	1,912
Net cash flows used in financing activities	(291,731)	(531,199)
Net decrease in cash and cash equivalents	(193,195)	(126,049)
Cash and cash equivalents at beginning of year	647,408	580,262
Cash and cash equivalents at end of year	$454,213	$454,213

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.54	$0.34	$1.73	$1.41
Special Items: (a)
Settlement, litigation and other related charges	0.06	0.16	0.27	0.37
Other charges	0.01	0.03	0.36	0.09
Amortization of discount on convertible notes	0.03	0.03	0.13	0.13
Debt redemption costs	—	0.02	0.07	0.14
Total Special Items	0.11	0.24	0.82	0.72
Cash EPS Adjustments	0.21	0.21	0.81	0.77
Adjusted cash earnings per diluted share from continuing operations	$0.86	$0.78	$3.36	$2.90

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$122,529	$106,115	447,178	$432,943
Depreciation and amortization	34,308	35,806	135,941	133,132
Amortization of discount on convertible notes	(5,955)	(6,226)	(24,073)	(24,195)
EBITDA from continuing operations	150,882	135,695	559,046	541,880
Special items (a)	13,194	27,213	117,178	70,723
Adjusted EBITDA from continuing operations	164,076	162,908	676,224	612,603

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	150,882	135,695	559,046	541,880
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,704)	(29,854)	(111,030)	(135,923)
Income tax provision	(33,852)	(31,723)	(117,201)	(111,293)
Debt issuance and redemption costs	—	(2,686)	47,558	(13,570)
Deferred tax provision	58,773	12,876	95,742	62,909
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	(24,518)	17,150	70,369	205,396
Net cash flows from operating activities of continuing operations	$127,581	$101,458	$544,484	$549,399

Adjusted EBIT from continuing operations
Operating income from continuing operations	$122,529	$106,115	$447,178	$432,943
Special items (a)	13,194	28,257	117,178	71,767
Adjusted operating income from continuing operations	$135,723	$134,372	$564,356	$504,710

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	$142,897	$119,696	$562,675	$476,800
Special items (a)	12,132	26,570	51,743	70,080
Adjusted operating income from continuing operations - LTC	$155,029	$146,266	$614,418	$546,880

Segment Reconciliations - Specialty Care Group ("SCG")
Adjusted Operating Income - SCG:
Operating income from continuing operations	$36,337	$26,684	$129,218	$98,938
Special items (a)	—	643	2,290	643
Adjusted operating income from continuing operations - SCG	$36,337	$27,327	$131,508	$99,581

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also includes certain tax deduction amounts (collectively, "Special Items"), enhances investors' understanding of how Omnicare management assesses the performance of the Company's business. Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare's method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results from continuing operations included Special Items as described below:

	Q4 2012		YTD 2012		Q4 2011		YTD 2011
	Pretax	After Tax (12)	Pretax	After Tax (12)	Pretax	After Tax (12)	Pretax	After Tax (12)
EBIT:
Settlement, litigation and other related charges (1)	$11,148	$6,937	$49,375	$30,351	$23,103	$18,002	$55,674	$42,003

Other charges
Acquisition and other related costs (2)	984	682	1,380	925	14,610	8,974	25,549	15,759
Disposition of businesses (3)	—	—	(1,777)	(2,582)	—	—	—	—
Separation costs (4)	—	—	21,000	12,863	1,044	644	1,044	644
Restructuring charges (5)	—	—	11,046	6,766	—	—	—	—
Repack matters (6)	—	—	—	—	(10,500)	(6,476)	(10,500)	(6,476)
Loss on debt repurchase (7)	—	—	35,092	21,546	—	—	—	—
Loss on sale of plane (8)	1,062	729	1,062	729	—	—	—	—
Subtotal - Other charges	2,046	1,411	67,803	40,247	5,154	3,142	16,093	9,927
Subtotal - EBIT Special Items	13,194	8,348	117,178	70,598	28,257	21,144	71,767	51,930

Interest Expense:
Amortization of discount on convertible notes (9)	5,955	3,728	24,073	14,826	6,226	3,777	24,195	14,923
Debt redemption costs (7)	—	—	12,363	7,572	4,244	2,543	25,491	15,723
Subtotal - Interest Expense Special Items	5,955	3,728	36,436	22,398	10,470	6,320	49,686	30,646
Subtotal - Special Items	19,149	12,076	153,614	92,996	38,727	27,464	121,453	82,576

Cash EPS Items:
Amortization of intangibles	10,466	6,472	43,230	26,573	11,940	7,331	40,685	25,095
Goodwill amortization tax deduction (10)	—	11,300	—	44,004	—	13,181	—	51,728
Convertible debt tax deduction (11)	—	5,877	—	20,624	—	3,112	—	12,114
Subtotal - Cash EPS Items	10,466	23,649	43,230	91,201	11,940	23,624	40,685	88,937

Grand Total - Special Items	$29,615	$35,725	$196,844	$184,197	$50,667	$51,088	$162,138	$171,513

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain regulatory matters with various states and regulatory agencies, and a qui tam lawsuit, certain large customer disputes and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected in the table.

(2)
Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions, offset by a reduction of the Company's original contingent consideration payable for a prior acquisition in 2012 and reductions in the Company's purchase accounting reserves in 2011.

(3)
In the quarter ended September 30, 2012 the Company completed the disposition of its Canadian pharmacy and the Company's pharmacy operational software business, which were not considered, individually or in the aggregate, significant to the operations of Omnicare.

(4)	Operating income includes separation related costs for certain former executives, including the former Chief Executive Officer who resigned on June 10, 2012.

(5)	Operating income includes restructuring and other related charges primarily related to lease termination costs.

(6)	Operating income includes a special (credit) for insurance recoveries related to the quality control, product recall and fire issues at one of the Company's repackaging locations.

(7)	Operating income and interest expense include charges for debt redemption losses and costs related to the Company’s previously announced refinancing transactions.

(8)	In the quarter ended December 31, 2012 the Company recognized a loss related to the sale of the Company's aircraft.

(9)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(10)	The tax benefit of being able to deduct goodwill amortization.

(11)	The tax benefit of being able to deduct higher interest expense on our convertible debt than what is actually paid.

(12)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.

Discontinued Operations:
In 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the Disposal Group”) that are non-strategic in nature. Also, in connection with the reallocation of resources started in the second half of 2010 and the previously disclosed unfavorable market conditions experienced by its Contract Research Services organization (“CRO Services”) business, the Company committed to a plan to divest of its CRO Services business in the first quarter of 2011 and completed the divestiture in April 2011. Also, in the second quarter of 2011, the Company divested its Tidewater Group Purchasing Organization (“Tidewater”). The Company determined that the CRO Services and Tidewater businesses were no longer good strategic fits within the Company's portfolio of assets. In the fourth quarter of 2011, the Company divested the remaining durable medical equipment (“DME”) portion of the Disposal Group. In connection with these activities, Omnicare recorded an impairment loss in discontinued operations in the three months and year ended December 31, 2011 to reduce the carrying value of the CRO Services and Non-Core disposal group operations to fair value based on the final terms of the divestiture.